Pricing Supplement Dated August 3, 2006	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated February 16, 2006, and	Registration Statement Nos. 333-129763
Prospectus Supplement dated February 16, 2006)	and 333-129763-01
CUSIP: 74254PMK5
Principal Life Insurance Company
Secured Medium-Term Notes (that are also Asset-Backed Securities)
Issued Through and Obligations of
Principal Life Income Fundings Trust 22 (the “Trust” and the “Issuing Entity”)
     The description of this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by Principal Life Insurance Company (“Principal Life”) to the Trust, the payment obligations of which are fully and unconditionally guaranteed by the Guarantee (specified below) issued by Principal Financial Group, Inc. to the Trust, supplements the description of the general terms and provisions of the notes, the funding agreements and the guarantees set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.
1. The Notes

Principal Amount:	$200,000,000	Purchasing Agent(s) Discount:	0%
Issue Price:	100%	Original Issue Date:	August 10, 2006
Net Proceeds to the Trust:	$200,000,000	Stated Maturity Date:	February 11, 2008

Specified Currency:	U.S. Dollars

Interest Payment Dates:	February 10, May 10, August 10 and November 10 of each year; provided, however, that the final interest payment date will be on February 11, 2008 and not on February 10, 2008

Initial Interest Payment Dates:	November 10, 2006

Regular Record Date:	15 calendar days prior to the Interest Payment Date
Type of Interest Rate: ☐ Fixed Rate ☒ Floating Rate
Fixed Rate Notes: ☐ Yes ☒ No. If, Yes,
Interest Rate:
Floating Rate Notes: ☒ Yes ☐ No. If, Yes,
Regular Floating Rate Notes: ☒ Yes ☐ No. If, Yes,
Interest Rate: 3-Month LIBOR -.055%
Interest Rate Basis(es): See below
Floating Rate/Fixed Rate Note: ☐ Yes ☒ No. If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Inverse Floating Rate Note: ☐ Yes ☒ No. If, Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:	3-Month LIBOR - .055% determined on the second London Banking Day preceding the Original Issue Date.
Initial Interest Reset Date: November 10, 2006
Interest Rate Basis(es). Check all that apply:
☐	CD Rate	☐	Commercial Paper Rate
☐	CMT Rate	☐	Eleventh District Cost of Funds Rate
☐	Constant Maturity Swap Rate	☐	Federal Fund Open Rate
☒	LIBOR	☐	Federal Funds Rate
☐	EURIBOR	☐	Treasury Rate
☐	Prime Rate	☐	Other (See Attached)

If LIBOR: ☐ LIBOR Reuters ☒ LIBOR Moneyline Telerate Page 3750
LIBOR Currency: U.S. Dollars
If CMT Rate:
Designated CMT Telerate Page:
If 7052: ☐ Weekly Average ☐ Monthly Average
Designated CMT Maturity Index:
Index Maturity: 3-Month
Spread (+/-): -.055%
Spread Multiplier: Not Applicable
Interest Reset Date(s): Each Interest Payment Date
Interest Rate Determination Date(s): The second London Banking Day preceding the Interest Reset Date
Maximum Interest Rate, if any: Not Applicable
Minimum Interest Rate, if any: Not Applicable
Calculation Agent: Citibank, N.A.
Exchange Rate Agent: Not applicable
Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):
Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):
Amortizing Notes: ☐ Yes ☒ No. If, Yes,
Amortizing Schedule:
Additional/ Other Terms
Discount Note: ☐ Yes ☒ No. If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:
Redemption Provisions: ☐ Yes ☒ No. If, Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption	☐ ☐	In whole only and not in part May be in whole or in part
Additional/Other Terms:

Repayment: ☐ Yes ☒ No. If Yes,
Repayment Date(s):
Repayment Price:
Repayment	☐ ☐	In whole only and not in part May be in whole or in part
Additional/Other Terms:
Sinking Fund (not applicable unless specified):
Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):
Securities Exchange Listing: ☐ Yes ☒ No. If Yes, Name of Exchange:
Authorized Denominations:$1,000
Ratings: The Notes issued under the Program are rated AA by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). Principal Life expects the Notes to be rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”).
Purchasing Agent(s) Purchasing Notes as Principal: ☒ Yes ☐ No. If Yes,

Purchasing Agent(s)	Principal Amount

Barclays Capital Inc.	$200,000,000

Total:	$200,000,000
Purchasing Agent(s) Acting as Agent: ☐ Yes ☒ No. If Yes,

Purchasing Agent(s)	Principal Amount

Total:
State of Organization of Trust: New York
Additional/Other Terms:
Special Tax Considerations:
2. The Funding Agreement

Funding Agreement Issuer:	Principal Life Insurance Company

Funding Agreement No.:	6-13717

Deposit Amount:	$200,000,015

Net Deposit:	$200,000,000

Effective Date:	August 10, 2006

Stated Maturity Date:	February 11, 2008

Specified Currency:	U.S. Dollars

Interest Payment Dates:	February 10, May 10, August 10 and November 10 of each year ; provided, however, that the final interest payment date will be on February 11, 2008 and not on February 10, 2008.

Initial Interest Payment Date:	November 10, 2006

Type of Interest Rate:	☐ Fixed Rate ☒ Floating Rate

Fixed Rate Funding Agreement: ☐ Yes ☒ No. If, Yes,
Interest Rate:
Floating Rate Funding Agreement: ☒ Yes ☐ No. If, Yes,
Regular Floating Rate Funding Agreement: ☒ Yes ☐ No. If Yes,
Interest Rate: 3-Month LIBOR -.055%
Interest Rate Basis(es): See below
Floating Rate/Fixed Rate Funding Agreement: ☐Yes ☒ No. If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:
Inverse Floating Rate Funding Agreement: ☐Yes ☒ No. If, Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:	3-Month LIBOR -.055% determined on the second London Banking Day preceding the Original Issue Date.
Initial Interest Reset Date: November 10, 2006
Interest Rate Basis(es). check all that apply
☐	CD Rate	☐	Commercial Paper Rate
☐	CMT Rate	☐	Eleventh District Cost of Funds Rate
☐	Constant Maturity Swap Rate	☐	Federal Funds Open Rate
☒	LIBOR	☐	Federal Funds Rate
☐	EURIBOR	☐	Treasury Rate
☐	Prime Rate	☐	Other (See Attached)

If LIBOR: ☐ LIBOR Reuters Page ☒ LIBOR Moneyline Telerate Page 3750
LIBOR Currency: U.S. Dollars
If CMT Rate:
Designated CMT Telerate Page:
If 7052: ☐ Weekly Average ☐ Monthly Average
Designated CMT Maturity Index:
Index Maturity: 3-Month
Spread (+/-):-.055%
Spread Multiplier: Not Applicable
Interest Reset Date(s): Each Interest Payment Date
Interest Rate Determination Date(s): The second London Banking Day preceding the related Interest Reset Date
Maximum Interest Rate, if any: Not Applicable
Minimum Interest Rate, if any: Not Applicable
Calculation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):
Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):
Amortizing Funding Agreement: ☐ Yes ☒ No. If Yes,

Amortizing Schedule
Additional/Other Terms
Discount Funding Agreement: ☐ Yes ☒ No. If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:
Redemption Provisions: ☐ Yes ☒ No. If, Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption	☐ ☐	In whole only and not in part May be in whole or in part
Additional/Other Terms:
Repayment: ☐ Yes ☒ No. If, Yes,
Repayment Date(s):
Repayment Price:
Repayment	☐ ☐	In whole only and not in part May be in whole or in part
Additional/Other Terms:
Sinking Fund (not applicable unless specified):
Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):
Ratings: The Funding Agreement issued under the Program is rated AA by S&P. Principal Life expects the Funding Agreements to be rated Aa2 by Moody’s.
Additional/Other Terms if any:
Special Tax Considerations:
3. The Guarantee
Guarantee Issuer: Principal Financial Group, Inc.
Effective Date: August 10, 2006
Additional/Other Terms: